                                                                     EXHIBIT 4.1

                               SHAREHOLDER LETTER

                                                                 November , 2000

DoubleClick Inc.
450 West 33rd Street
New York, NY 10001
Attention: Elizabeth Wang, Esq.
Facsimile No:  (212) 287-9804

         Re: Shareholder Agreement by and between the undersigned and DoubleClick Inc., dated as of September 24, 2000 (the "Shareholder Agreement")

Dear Ms. Wang:

         The undersigned shareholder entered into the Shareholder Agreement in connection with the Agreement and Plan of Merger and Reorganization among DoubleClick Inc. ("Parent"), Atlas Merger Sub, Inc. and @plan.inc ("Company"), as of September 24, 2000 (the "Original Agreement"). Terms used without definition herein have the meaning ascribed thereto in the Shareholder Agreement.

         In connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger and Reorganization among Parent, Atlas Acquisition Corp., Atlas Merger Sub, Inc. and Company, dated as of the date hereof (the "Amended Merger Agreement"), which amends and restates the Original Agreement, the undersigned shareholder hereby:

         1. Agrees that for purposes of the Shareholder Letter, the term (a) "Merger Agreement" shall refer to the Amended Merger Agreement, (b) "Transaction" shall refer to the acquisition by Parent of the outstanding securities of Company pursuant to a statutory merger of Company with and into Atlas Acquisition Corp. in which each outstanding share of capital stock of Company will be converted into either a combination of shares of common stock of Parent and cash, or all cash, as set forth in the Amended Merger Agreement, and
(c) "Proxy" shall refer to the irrevocable proxy in the form attached hereto as
Exhibit I.

         2. Reaffirms all of its representations, warranties, covenants and obligations under the Shareholder Agreement, including, without limitation, its agreement to vote the Shares and any New Shares in favor of the approval and adoption of the Amended Merger Agreement and of the Transaction.

         3. Confirms that the entering into of the Amended Merger Agreement is not an amendment of the Original Agreement in a manner materially adverse to its interests.



Very truly yours,

SHAREHOLDER



----------------------------------------
Name:
Title:

Agreed to and accepted as of the date first written above:

DOUBLECLICK INC.



By:
    ------------------------------------
Name:
Title:

cc:      Scott L. Kaufman, Esq.
         Brobeck, Phleger & Harrison LLP
         1633 Broadway
         New York, NY 10019
         Facsimile No:  (212) 586-7878

                                    EXHIBIT I

                  IRREVOCABLE PROXY TO VOTE STOCK OF @PLAN.INC

                                   [ATTACHED]

                  IRREVOCABLE PROXY TO VOTE STOCK OF @PLAN.INC

         The undersigned shareholder of @plan.inc, a Tennessee corporation ("Company"), hereby irrevocably (to the full extent permitted by the Tennessee Business Corporation Act) appoints the members of the Board of Directors of DoubleClick Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of Company indicated on the signature page hereto that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable (to the extent provided in the Tennessee Business Corporation Act), is coupled with an interest, and is granted in consideration of Parent entering into that certain Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), by and among Parent, Atlas Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Atlas Merger Sub, Inc., a Tennessee corporation and a wholly owned subsidiary of Parent, and Company, which Merger Agreement provides for the merger of Company with and into Merger Sub (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Tennessee Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting in favor of approval and adoption of the Merger Agreement (provided the Merger Agreement shall not have been amended in a manner materially adverse to the interests of the undersigned) and of the transaction contemplated thereby.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  November __, 2000

                                    --------------------------------------------
                                    (Signature of Shareholder)



                                    --------------------------------------------
                                    (Print Name of Shareholder)



                                    Shares beneficially owned:


                                    __________ shares of Company Common Stock